Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

January 9, 2015

CIT Group Inc.,
1 CIT Drive,
Livingston, New Jersey 07380.

Ladies and Gentlemen:

We are acting as counsel to CIT Group Inc., a Delaware corporation (the “Company”), in connection with the filing today by the Company of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities of the Company (collectively, the “Securities”):

•	senior debt securities of the Company (the “Senior Debt Securities”);

•	subordinated debt securities of the Company (the “Subordinated Debt Securities”);

•	shares of common stock, par value $0.01 per share, of the Company (the “Shares”), including those to be sold by IMB Holdco LLC interest holders listed on the signature pages to the Stockholders Agreement (the “OneWest Holders”), dated July 21, 2014, among CIT Group Inc. and the OneWest Holders (the “OneWest Holders Shares”);

•	shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”); and

•	warrants of the Company.

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, and

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such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(1) Senior Debt Securities. The indenture relating to the Senior Debt Securities, which is dated as of March 15, 2012 (the “Senior Debt Indenture”), has been duly authorized, executed and delivered by the Company. When the Registration Statement has become effective under the Act, when the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Debt Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Debt Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, the Senior Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Senior Debt Securities covered by the opinion in this paragraph include any Senior Debt Securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(2) Subordinated Debt Securities. When the Registration Statement has become effective under the Act, when the terms of the indenture under which the Subordinated Debt Securities are to be issued (the “Subordinated Debt Indenture”) have been duly established and the Subordinated Debt Indenture has been duly authorized, executed and delivered by the Company, when the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Debt Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Subordinated Debt Securities have been duly executed and authenticated in accordance with the Subordinated Debt Indenture and issued and sold as contemplated in

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the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, the Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Subordinated Debt Securities covered by the opinion in this paragraph include any Subordinated Debt Securities that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(3) Common Stock. When the Registration Statement has become effective under the Act, when the terms of the sale of the Shares have been duly established in conformity with the Company’s Third Amended and Restated Certificate of Incorporation, and when the Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Shares will be validly issued, fully paid and nonassessable. The Shares covered by the opinion in this paragraph include any Shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

When the Registration Statement has become effective under the Act and when the OneWest Holders Shares have been sold as contemplated by the Registration Statement, the OneWest Holders Shares will be validly issued, fully paid and nonassessable.

(4) Preferred Stock. When the Registration Statement has become effective under the Act, when the terms of the Preferred Shares and of their issuance and sale have been duly established in conformity with the Company’s Third Amended and Restated Certificate of Incorporation, when an appropriate certificate of designations with respect to the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware, and when the Preferred Shares have been sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee

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thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Preferred Shares will be validly issued, fully paid and nonassessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Shares that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

(5) Warrants. When the Registration Statement has become effective under the Act, when the terms of the agreements or other instruments under which the warrants are to be issued have been duly established and the agreements or other instruments have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable agreement or other instrument and when such warrants have been duly executed and authenticated in accordance with the applicable agreement or other instrument and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The warrants covered by the opinion in this paragraph include any warrants of the Company that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Senior Debt Indenture has been, and the Subordinated Debt Indenture will be, duly authorized, executed and delivered by the trustee thereunder, assumptions which we have not independently verified.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP